SCHEDULE G
                            DATED SEPTEMBER 15, 2016
                                       TO
                      THE ADVISORS' INNER CIRCLE FUND III
              AMENDED AND RESTATED RULE 18F-3 MULTIPLE CLASS PLAN
                            DATED FEBRUARY 12, 2014

                        STRATEGIC GLOBAL ADVISORS FUNDS
   (each a Fund to which Strategic Global Advisors, LLC serves as investment adviser)

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                                             INSTITUTIONAL
                  FUND                          SHARES          INVESTOR SHARES
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SGA International Equity Fund                      X                   X
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SGA International Small Cap Equity Fund            X                   X
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SGA International Equity Plus Fund                 X                   X
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SGA Global Equity Fund                             X                   X
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                                                                     EXHIBIT G.1


                        STRATEGIC GLOBAL ADVISORS FUNDS

                        CERTIFICATE OF CLASS DESIGNATION

                              Institutional Shares


1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

     Institutional Shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee or a shareholder service fee.

2.   ELIGIBILITY OF PURCHASERS

     Institutional Shares are available to individual and institutional investors and may require a minimum initial investment, as described in the Funds' prospectus(es).

3.   VOTING RIGHTS

     Each shareholder of Institutional Shares will have one vote for each full Institutional Share held and a fractional vote for each fractional Institutional Share held. Shareholders of Institutional Shares will have:
     (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to Institutional Shares (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to Institutional Shares); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Institutional Shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.   EXCHANGE RIGHTS

     Upon request, shareholders may exchange Institutional Shares of a Fund for Institutional Shares of another Fund, provided such shareholder meets the eligibility requirements of the Fund into which such shareholder seeks to have his/her/its shares exchanged, as set forth in the Funds' prospectus(es).

5.   CONVERSION RIGHTS

     a.   Conversion at the Option of a Shareholder

     Shareholders of Institutional Shares of a Fund may convert such Institutional Shares into another Class of shares of the same Fund (an "Intra-Fund Conversion"), if and to the extent an applicable Intra-Fund Conversion right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the applicable Fund's prospectus(es).

     b.   Conversion at the Option of a Fund

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     In the event that a shareholder no longer meets the eligibility requirements for investment in Institutional Shares, a Fund may, in its discretion, elect to convert such shareholder's Institutional Shares into a Class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other Class, then such shareholder's Institutional Shares shall be convertible into shares of the Class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

6.   LIMITATION ON CONVERSION AND EXCHANGE RIGHTS

     Notwithstanding any other provision of this Certificate of Class Designation, conversion and exchange rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Trust or the principal underwriter for the Funds to make available for investment only certain Funds or certain Classes of shares of the Funds, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.

                                                                     EXHIBIT G.2

                        STRATEGIC GLOBAL ADVISORS FUNDS

                        CERTIFICATE OF CLASS DESIGNATION

                                Investor Shares


1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

     Investor Shares are sold without a load or sales charge, but are subject to a Rule 12b-1 fee and a service fee that is payable under a Shareholder Service Plan.

     The Trust, on behalf of each Fund, will make monthly payments to the Distributor under the Rule 12b-1 Distribution Plan approved by the Board of Trustees at an annual rate of up to 0.25% of a Fund's average daily net assets attributable to Investor Shares. The Distributor will use the Rule 12b-1 fees for expenses associated with the promotion and sale of the Funds' Investor Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

     Under the terms of the Shareholder Service Plan, each Fund is permitted to compensate, out of the Investor Shares' assets, in an annual amount up to 0.25% of the average daily net assets of the Investor Shares, Service Providers (as defined in the Shareholder Service Plan) that have established a shareholder servicing relationship with the Funds on behalf of their customers who are Investor Shares shareholders, as described in the Funds' prospectus(es).

2.   ELIGIBILITY OF PURCHASERS

     Investor Shares are available to individual and institutional investors and may require a minimum initial investment, as described in the Funds' prospectus(es).

3.   VOTING RIGHTS

     Each shareholder of Investor Shares will have one vote for each full Investor Share held and a fractional vote for each fractional Investor Share held. Shareholders of Investor Shares will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to Investor Shares (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to Investor Shares); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Investor Shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.   EXCHANGE RIGHTS

     Upon request, shareholders may exchange Investor Shares of a Fund for Investor Shares of another Fund, provided such shareholder meets the eligibility requirements of the Fund into which such shareholder seeks to have his/her/its shares exchanged, as set forth in the Funds' prospectus(es).

5.   CONVERSION RIGHTS

     a. Conversion at the Option of a Shareholder

     Shareholders of Investor Shares of the Funds may convert such Investor Shares into another Class of shares of the same Fund (an "Intra-Fund Conversion"), if and to the extent an applicable Intra-Fund Conversion right is disclosed in the prospectus(es) for the applicable Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the applicable Fund's prospectus(es).

     b. Conversion at the Option of a Fund

     In the event that a shareholder no longer meets the eligibility requirements for investment in Investor Shares, a Fund may, in its discretion, elect to convert such shareholder's Investor Shares into a Class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other Class, then such shareholder's Investor Shares shall be convertible into shares of the Class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

6.   LIMITATION ON CONVERSION AND EXCHANGE RIGHTS

     Notwithstanding any other provision of this Certificate of Class Designation, conversion and exchange rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Trust or the principal underwriter for the Funds to make available for investment only certain Funds or certain Classes of shares of the Funds, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.